UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2011

COUPON EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20317	33-0912085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Fifth Avenue, Suite 210, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(914) 371-2441

PSI CORPORATION

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2011, the Company entered into a Cumulative Convertible Senior Note and Warrant Purchase Agreement (the “Purchase Agreement”) governing the issuance of up to $1,900,000 aggregate principal amount of Cumulative Convertible Senior Notes (“Senior Notes”) and Warrants.  This summary is not a complete description of all of the terms of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference into this Item 1.01.

The Senior Notes include customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, defaults to certain indebtedness, certain events of bankruptcy, liquidation and material judgments.  If such an event of default occurs, the holders of the Senior Notes, may be entitled to take various actions, which may include the acceleration of amounts due under the Senior Notes.  In connection with the foregoing, certain holders of approximately $646,000 of the Company’s convertible debt (the “Subordinated Debt”) entered into subordination agreements in favor of the holders of Senior Notes, for a term of one year subject to extension for one additional year under certain circumstances.  The foregoing description is qualified in its entirety by reference to the form of Senior Note and Subordination Agreement filed as Exhibits 10.2 and 10.6, respectively hereto and are incorporated by reference into this Item 1.01.

The Senior Notes, which mature on October 24, 2012 (subject to a one-year extension at the option of the holders of a majority in principal amount of the Senior Notes), are convertible into shares of the Company’s Series A Preferred Stock (“Preferred Stock”) at a rate of one share of Preferred Stock for each $25,000 of Senior Notes.  Upon the conversion of the Subordinated Debt to Common Stock, or upon the consent of a majority in principal amount of the Senior Notes, the Senior Notes will be converted into shares of Preferred Stock.  The Senior Notes are secured obligations of Coupon Express and will bear interest at a rate of 7% per year.

The shares of Preferred Stock bear a cumulative dividend of 7% per annum.  Upon liquidation, and upon an acquisition of the Company, the holders of Preferred Stock are entitled to a liquidation preference equal to the greater of (i) the amount invested plus all accrued and unpaid dividends, and (ii) the amount the holders of Preferred Stock, would receive had they converted the Preferred Stock to Common Stock immediately prior to such event.  Each share of Preferred Stock is convertible into 1,250,000 shares of the Company’s Common Stock, subject to certain adjustments.  The holders of a majority of the Series A Preferred Stock, voting as a separate class, or (ii) if a majority of the outstanding aggregate principal amount of Senior Notes shall not have been converted into Preferred Stock at such time, the holders of a majority of the then outstanding aggregate principal balance of the Senior Notes, is entitled to elect one director to the Board of Directors.  Further, such holders also have the right, under the Investor Rights Agreement, to consent to a second independent board member, and the Company has agreed that the board otherwise shall be comprised of five members.

Without the consent of (i) the holders of a majority of the Series A Preferred Stock, voting as a separate class, or (ii) if a majority of the outstanding aggregate principal amount of Senior Notes shall not have been converted into Preferred Stock at such time, the holders of a majority of the then outstanding aggregate principal balance of the Senior Notes, the Company shall not:

1.

amend the Articles of Incorporation, by-laws, this Certificate of Designation or any other certificate of designation or file any new certificate of designation;

2.

issue any Common Stock, Preferred Stock, Common Stock Equivalents or other securities or amend the terms thereof;

3.

redeem any outstanding Common Stock, Preferred Stock, Common Stock Equivalents or other securities;

4.

incur or repay indebtedness for borrowed money;

5.

acquisitions or dispositions of material assets;

6.

enter into any Acquisition, merger, consolidation, reorganization or similar transaction;

7.

create subsidiaries or other affiliates;

8.

dissolve, liquidate or wind up or file any petition under insolvency or bankruptcy laws;

9.

enter into any contract or arrangement with any present or former director, executive officer, shareholder, partner, member, employee or affiliate of the Company or any of its subsidiaries, or any of such Person’s affiliates or immediate family members;

10.

change senior management of the Company;

11.

declare or pay dividends or declare or make other distributions other than the Base Dividends; or

12.

adopt or materially deviate from the business plan or budget adopted by the Board of Directors and (i) the holders of a majority of the Preferred Stock, voting as a separate class, or (ii) if a majority of the outstanding aggregate principal amount of Senior Notes shall not have been converted into Preferred Stock at such time, the holders of a majority of the then outstanding aggregate principal balance of the Senior Notes.

The Warrants are exercisable until October 24, 2016 at a price of $.04 per share (subject to certain adjustments) and entitle the holder to purchase 1,250,000 shares of the Company’s Common Stock for each $25,000 of principal amount of Senior Notes.  The investors have also entered into an Investors’ Right Agreement which among other things, provides for Board representation, registration rights, and certain provisions regarding future sales of securities by the Company.  The foregoing description is qualified in its entirety by reference to the form of Investors’ Rights Agreement, Certificate of Amendment to Articles of Incorporation—Series A Preferred Stock Rights, Designations and Privileges, and Warrant filed as Exhibits 10.3, 3.1 and 10.4, respectively, hereto and are incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On October 26, 2011, the Company completed a private placement of $1.4625 million aggregate principal amount of Cumulative Convertible Senior Notes (“Senior Notes”) and Warrants to certain investors, that included the Company’s existing Series A Preferred Stockholders.  The offers and sales were made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws.  No general solicitation or general advertising was used in connection with the offering of the Senior Notes and Warrants.  The Company disclosed to the investors, and the investors acknowledged, that the Senior Notes, Preferred Stock and Warrants and the underlying Common Stock could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the certificates representing the Senior Notes, Warrants and Preferred Stock included, and the certificates representing the Common Stock to be issued upon conversion of the Senior Notes, Warrants and Preferred Stock and exercise of the Warrant include, a legend to that effect.

In connection with the private placement, the Company converted $1,700,000 of its currently outstanding debt into 36,347,120 shares of Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

The Preferred Stock Certificate of Designations, as amended, provides the lead investor, NextLevel VIII, LLC, with the right to designate a representative to the Company’s Board of Directors.  Accordingly, on October 26, 2011 the Board of Directors appointed Joseph Heller as a Director of the Company.  Mr. Heller is a manager of NextLevel VIII, LLC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

In connection with the Purchase Agreement, the Company’s Articles of Incorporation was amended to include revised Rights, Designations and Privileges of the Company’s Preferred Stock so as to read in its entirety as set forth in Exhibit 3.1 hereto, which is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure

On October 27, 2011, the Company issued a press release announcing the Company’s closing of the private placement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description

3.1

Certificate to Amendment to Articles of Incorporation-Series A Preferred Stock Rights, Designation and Privileges

10.1

Cumulative Convertible Senior Note and Warrant Purchase Agreement dated as of October 24, 2011 between the Company and certain investors listed thereto.

10.2

Form of Cumulative Convertible Senior Note

10.3

Investors’ Rights Agreement dated as of October 24, 2011 between the Company and certain investors listed thereto.

10.4

Form of Common Stock Warrant

10.5

Form of Security Agreement dated as of October 24, 2011 between the Company and the Collateral Agent

10.6

Form of Subordination Agreement dated as of October 24, 2011

99.1

Press Release dated October 27, 2011

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPON EXPRESS, INC.
(Registrant)

Date  November 1, 2011

/s/ Eric L. Kash
(Signature)

Eric L. Kash Chief Executive Officer